                                         As filed with the Secretary of State of
                                         the State of Delaware on August 7, 1998


                          CERTIFICATE OF INCORPORATION

                                       OF

                       INVESTMENT PRODUCT SERVICES, INC.

                 FIRST: The name of the corporation is INVESTMENT PRODUCT SERVICES, INC.

                 SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, State of Delaware in the County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

                 THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 and the par value of each of such shares is $.01 amounting in the aggregate to $10.00.

                 FIFTH: The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation, as provided in the By-Laws. A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. Election of directors need not be by ballot.

                 SIXTH:  The name and mailing address of the Incorporator is:
David M. Mahle, Esq., c/o Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022.

                 THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of

Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of August, 1998.



                                           /s/  DAVID M. MAHLE
                                         --------------------------------
                                         David M. Mahle, Incorporator

                                                          Adopted August 7, 1998

                                 B Y - L A W S

                                       OF

                       INVESTMENT PRODUCT SERVICES, INC.


                                   ARTICLE I

                                    OFFICES


                 SECTION 1. REGISTERED OFFICE.--The registered office shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and said corporation shall be the registered agent of this corporation in charge thereof.


                 SECTION 2. OTHER OFFICES.--The Corporation may have offices, either within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, appoint or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


                 SECTION 1. ANNUAL MEETINGS.--Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, may be called by the directors or any officer instructed by the directors to call the meeting and shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders, commencing with the year 1999, shall be held on the 16th day of November.

                 If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stock-holders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of meeting.

                 SECTION 2. OTHER MEETINGS.--Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.


                 SECTION 3. TELEPHONIC MEETINGS.--Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this paragraph shall constitute presence in person at a meeting.


                 SECTION 4. VOTING.--Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote and all other questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.


                 A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.


                 SECTION 5. CONDUCT OF MEETING.--Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

                 SECTION 6. INSPECTORS--The directors, in advance of any meeting, may, but need not, appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If an Inspector or Inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more Inspectors. In case any person who may be appointed as an Inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each Inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.


                 SECTION 7. QUORUM.--Except as otherwise required by Law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At such adjourned meeting, the requisite amount of stock entitled to vote at the meeting, as originally noticed, shall be entitled to vote at any adjournment or adjournments thereof.


                 SECTION 8. NOTICE OR WAIVER OF NOTICE OF MEETINGS.--Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                 SECTION 9. ACTION WITHOUT MEETING.--Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS


                 SECTION 1. NUMBER AND TERM.--The number of directors shall initially be two or more. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.


                 SECTION 2. RESIGNATIONS.--Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein and, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.


                 SECTION 3. VACANCIES.--If the office of any director, member of a committee or other office becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, such appointee to hold office for the unexpired term and until his successor shall be duly chosen.

                 SECTION 4. REMOVAL.--Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

                 SECTION 5. INCREASE OR DECREASE OF NUMBER.--The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or by majority vote of the stockholders at the annual meeting or at a special meeting called for that purpose and, by like vote, the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.


                 SECTION 6. POWERS.--The Board of Directors shall exercise all of the powers of the Corporation except such as are by Law, or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.


                 SECTION 7. COMMITTEES.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified director.


                 Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; however, no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless by resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


                 SECTION 8. MEETINGS.--The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business if a quorum be present immediately after the annual meeting of the stockholders or the time and place of such meeting may be fixed by consent in writing of all the directors. Attendance of a director at a meeting of directors shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                 Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.


                 Special meetings of the Board may be called by the President or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.


                 SECTION 9. TELEPHONIC MEETINGS.--Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this paragraph shall constitute presence in person at a meeting.


                 Any member or members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                 SECTION 10. QUORUM.--A majority of the Board of Directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be adjourned.


                 SECTION 11. COMPENSATION.--Directors shall not receive any stated salary for their services as directors or as members of committees but, by resolution of the Board of Directors, fixed fees and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                 SECTION 12. ACTION WITHOUT MEETING.--Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.


                                   ARTICLE IV

                                    OFFICERS


                 SECTION 1. OFFICERS.--The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors and at each annual meeting. More than two offices may be held by the same person.


                 SECTION 2. OTHER OFFICERS AND AGENTS.--The Board of Directors may appoint such other officers and agents as it may deem advisable, such officers to hold their offices for such terms and to exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.


                 SECTION 3. CHAIRMAN.--The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.


                 SECTION 4. PRESIDENT.--The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders, if present thereat and in the absence or non-election of the Chairman of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.


                 SECTION 5. VICE-PRESIDENT.--Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.


                 SECTION 6. THE TREASURER.--The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.


                 The Treasurer shall disburse the funds of the Corporation, as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.


                 SECTION 7. SECRETARY.--The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or by the directors or by the stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

                 SECTION 8.  ASSISTANT TREASURERS AND ASSISTANT
SECRETARIES.--Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                   ARTICLE V

                         INDEMNIFICATION AND INSURANCE

                 SECTION 1. INDEMNIFICATION. -- (a) The Corporation shall indemnify, and hold harmless, to the fullest extent then permitted by law, any person (and the heirs, executors, and administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a member of the Board of Directors, an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. (b) The Corporation shall indemnify, and hold harmless, to the fullest extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fee and disbursements) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. (c) The Corporation shall pay such fees and expenses as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the fullest extent then permitted by law, such expenses incurred by any other person upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized under law or this section. (d) Notwithstanding the foregoing or any other provision of these By-Laws, no advance shall be made by the Corporation to an agent or non-officer employee if a determination is reasonably and promptly made by the Board of Directors by a majority vote of those Directors who have not been named parties to the action, even though less than a quorum, or, if there are no such Directors of if such Directors so direct, by independent legal counsel, that, based upon the facts known to the Board of Directors or such counsel at the time such determination is made: (1) The person seeking advancement of expenses (i) acted in bad faith, or (ii) did not act in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation; (2) with respect to any criminal proceeding, such person believed or had reasonable cause to believe that his or her conduct was unlawful; or (3) such person deliberately breached his or her duty to the Corporation. (e) The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Certificate of Incorporation, any agreement, vote of stockholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. (f) Notwithstanding the foregoing, but subject to subsection (h), the Corporation shall be required to indemnify any person identified in subsections
(a) or (b) in connection with a proceeding (or part thereof) initiated by such person only if the initiation of such proceeding (or part thereof) by such person was authorized by the Board of Directors. (g) Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person respecting any act or omission occurring prior to the time of such repeal or modification. (h) If a claim for indemnification or advancement of expenses under this Article is not paid in full within 60 days after a written claim therefor by an indemnified person has been received by the Corporation, the indemnified person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.
In any such action, the Corporation shall have the burden of proving that the indemnified person is not entitled to the requested indemnification or advancement of expenses under Delaware law.

                 SECTION 2. INSURANCE. -- The Corporation may, to the fullest extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 6.1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                 SECTION 3. AGREEMENTS. -- The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under these By-Laws or under law, including employees or agents of the Corporation or those serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under these By-Laws or law to indemnify any such person.

                                   ARTICLE VI

                      CONFLICTS OF INTEREST; CONTRACTS AND
                        TRANSACTIONS INVOLVING DIRECTORS


                 SECTION 1. CONFLICT OF INTEREST.--A Director or a member of a committee shall not directly or indirectly participate in any adjudication of the interests of any party if that Director or committee member has a conflict of interest or bias, or if circumstances otherwise exist where his or her fairness might reasonably be questioned. In any such case, the Director or committee member shall recuse himself or herself or shall be disqualified.


                 SECTION 2. CONTRACTS AND TRANSACTIONS INVOLVING DIRECTORS.--No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason if: (i) the material facts pertaining to such Director's or officer's relationship or interest and the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or trnasaction by the affirmative vote of a majority of the disinterested Directors; (ii) the material facts are disclosed or become known to the Board of Directors or committee after the contract or transaction is entered into, and the Board of Directors or committee in good faith ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors; or (iii) the material facts pertaining to the Director's or officer's relationship or interest and the contract or transaction are disclosed or are known to the stockholder entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholder. Only disinterested Directors may be counted in determining the presence of a quorum at the portion of a meeting of the Board of Directors or of a committee that authorizes the contract or transaction. This subsection shall not apply to a contract or transaction between the Corporation and the National Association of Securities Dealers, Inc. ("NASD") or NASD Regulation.

                                  ARTICLE VII

                                 MISCELLANEOUS


                 SECTION 1. CERTIFICATES OF STOCK.--Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, the President or Vice-President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures may be facsimiles.


                 SECTION 2. LOST CERTIFICATES.--A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.


                 SECTION 3. TRANSFER OF SHARES.--The shares of stock of the Corporation shall be transferrable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and, upon such transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate, by whom they shall be canceled and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.


                 SECTION 4. STOCKHOLDERS RECORD DATE.--In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purposes of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.





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

                 SECTION 5. DIVIDENDS.--Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem such dividends expedient. Before declaring any dividend, there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors, from time to time, in their discretion, deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the best interests of the Corporation.


                 SECTION 6. SEAL.--The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                 SECTION 7. FISCAL YEAR.--The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


                 SECTION 8. CHECKS.--All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner as shall be determined, from time to time, by resolution of the Board of Directors.


                 SECTION 9. NOTICE AND WAIVER OF NOTICE.--Whenever any notice is required to be given by these By-Laws, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.


                 Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting shall constitute a waiver of notice of such meeting except when such attendance is for the express purpose of objecting at the beginning of





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
the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                  ARTICLE VIII

                                   AMENDMENTS


                 These By-Laws may be altered or repealed and new By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of any By-Law or By-Laws to be made be contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors, if notice of the proposed alteration or repeal of any By-Law or By-Laws to be made, be contained in the notice of such regular or special meeting.





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